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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (No. 333-65361, 333-65359, 333-65363, and 333-52928) each on Form S-8 of Franklin
Financial Corporation of our report dated June 20, 2001, relating to the financial statements and related schedules for the Franklin Financial Employees Retirement Savings Plan as of and for the years ended December 31, 2000 and 1999, which report appears in Exhibit 99 of this Amendment No. 1 to the Annual Report on Form 10-K of Franklin Financial Corporation for the year ended December 31, 2000.


/s/ Heathcott & Mullaly, P.C.

Brentwood, Tennessee
June 28, 2001


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